SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                   ___________________________


                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 30, 1998

                  Developed Technology Resource, Inc.
     (Exact name of Registrant as specified in its charter)


      Minnesota             0-21394                  41-1713474
      (State or        (Commission File No.)     (IRS Employer I.D. No.)
      other
      Jurisdiction of
      incorporation)


     7300 Metro Blvd.  Suite 550
            Edina, MN                                55439
 Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code:(612) 820-0022




                       Not applicable
  (Former name or former address, if changed since last report)








Item 8.    Change in Registrant's Fiscal Year

On June 30, 1998, Developed Technology Resource, Inc. decided to change its fiscal year end from October 31 to December 31 in order to bring consistency between its reporting periods and the reporting periods of its subsidiaries. The Company expects to file the two-month transition period from November 1, 1997 to December 31, 1997 on Form 10-QSB within the required filing time of 45 days. The Company will then be reporting its operations on a quarterly basis for the year ending December 31, 1998.










                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized this report to be signed on its behalf by the undersigned hereunto duly authorized.









Date:  June 30, 1998          Developed Technology Resource, Inc.



By:/s/ LeAnn H. Davis
LeAnn H. Davis, CPA
Chief Financial Officer